EXHIBIT 99




FOR IMMEDIATE RELEASE                     Contact:
---------------------
Wednesday, April 30, 2003                 Neal E. Murphy
                                          Senior Vice President and Chief
                                            Financial Officer
                                          International Specialty Products Inc.
                                          (973) 872-4200


                   INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                           FIRST QUARTER 2003 RESULTS

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today first quarter 2003 net income of $21.6 million compared with a net loss of $144.2 million in the first quarter of 2002. First quarter 2003 results include a $1.0 million after-tax cumulative effect of a change in accounting principle from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." The first quarter of 2002 included a $155.4 million goodwill impairment charge, effective January 1, 2002, for the cumulative effect of a change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

         Income before the cumulative effect of changes in accounting principles was $22.6 million for the first quarter of 2003 compared with $11.2 million in the first quarter of 2002. The improved results for the first quarter of 2003 reflects higher operating income and investment income, and lower interest expense. In addition, first quarter 2002 results included a $7.2 million pre-tax charge for the early retirement of debt and a $2.8 million gain related to a contract termination, while this year's quarter includes a charge of $1.5 million for stock option payments related to ISP's going private transaction in the first quarter.

          Effective January 1, 2003, the Company changed the composition of its reportable segments to be consistent with the current structure of the Company's businesses. Over the last several years, the Company has focused its efforts on its higher margin consumer-oriented businesses while deemphasizing its low margin industrial business. Consistent with that business focus, the Company will now report three business segments: Specialty Chemicals, Industrial Chemicals and Mineral Products. The Company's Specialty Chemicals segment will consist of the personal care, pharmaceutical, food, beverage, performance chemicals and fine chemicals product lines. Sales and operating income by business segment for the quarter ended March 31, 2002 have been restated to conform to the 2003 presentation.

         Operating income for the first quarter of 2003 was $34.7 million compared with $33.8 million in the first quarter of 2002. Excluding the gains and charges in each period mentioned above, operating income on a comparable basis was $36.2 million and $31.0 million for the first quarter of 2003 and 2002, respectively. The higher operating income includes improved results in the Company's Specialty Chemicals business segment, partially offset by losses in the Industrial Chemicals segment and lower results in the Mineral Products segment.

          On a comparable basis, excluding the aforementioned gains and charges, operating income for the Specialty Chemicals segment improved 52% to $34.4 million compared with $22.6 million in last year's quarter. The improved results were primarily attributable to the personal care and pharmaceutical product lines, mainly due to improved manufacturing efficiencies and the favorable impact of the weaker U.S. dollar, partially offset by unfavorable results for fine chemicals as a result of the lack of sales to Polaroid.

         The Industrial Chemicals segment recorded an operating loss of $2.7 million in the first quarter of 2003 compared with operating income of $2.7 million in last year's first quarter. The results were mainly attributable to lower pricing

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and unfavorable manufacturing costs, which were adversely impacted by higher energy costs.

         Operating income for the Mineral Products business segment declined by 30% from last year's first quarter because of unfavorable manufacturing costs as a result of higher energy costs.

         Net sales for the first quarter of 2003 were $232.6 million compared with $219.1 million in the same period last year. The 6% increase in sales resulted from higher unit volumes in Industrial Chemicals and the personal care and pharmaceutical product lines and the favorable impact of the weaker U.S. dollar in Europe. These sales gains were partially offset by lower pricing in Industrial Chemicals and personal care and lower volumes in fine chemicals.

         Interest expense for the first quarter of 2003 was $19.9 million versus $22.8 million in the first quarter of 2002. The $2.9 million (13%) decrease was primarily due to lower average borrowings and, to a lesser extent, lower average interest rates. Investment income in the first quarter of 2003 was $20.9 million compared with $15.2 million in the same period last year. Other expense, net, for the quarter was $1.4 million compared with $2.0 million in the first quarter of 2002, with the lower expense due primarily to favorable foreign exchange.

          At the end of March 2003, the total debt for the Company was $1,155.5 million, cash and cash equivalents was $25.4 million and marketable securities were $596.4 million. The Company's wholly-owned operating subsidiary, ISP Chemco Inc., had total debt of $625.7 million and cash and cash equivalents of $20.9 million as of the end of March 2003. Capital expenditures for the first quarter of 2003 were $9.7 million and depreciation and amortization expense was $15.0 million.

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                                 * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.



         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.


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                    INTERNATIONAL SPECIALTY HOLDINGS INC.
                       SALES AND EARNINGS (Unaudited)
                                  (Millions)



                                                         First Quarter
                                                  -----------------------------
                                                       2003            2002 (A)
                                                  ------------      ----------
Net sales......................................... $     232.6      $    219.1
Cost of products sold.............................      (152.6)         (145.4)
Selling, general and administrative...............       (43.7)          (42.3)
Other operating gains and (charges), net..........        (1.5)            2.8
Amortization of intangible assets.................        (0.1)           (0.4)
                                                   -----------      ----------
Operating income..................................        34.7            33.8
Interest expense..................................       (19.9)          (22.8)
Investment income.................................        20.9            15.2
Charge for early retirement of debt...............           -            (7.2)
Other expense, net................................        (1.4)           (2.0)
                                                   -----------      ----------
Income before income taxes and cumulative effect
  of change in accounting principle...............        34.3            17.0
Income taxes......................................       (11.7)           (5.8)
                                                   -----------      ----------
Income before cumulative effect of change in
   accounting principle...........................        22.6            11.2
Cumulative effect of change in accounting
    principle, net of income tax benefit
    of $0.6 in 2003...............................        (1.0)         (155.4)
                                                   -----------      ----------
Net income (loss)................................. $      21.6      $   (144.2)
                                                   ===========      ==========



(A) The Sales and Earnings summary for the first quarter of 2002 has been restated to reflect the adoption of FASB Statements No. 142, "Goodwill and Other Intangible Assets" and No. 145, "Rescission of FASB Statements No.
    4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." With the adoption of FASB Statement No. 142, the Company recognized a goodwill impairment loss of $155.4 million, effective January 1, 2002, as the cumulative effect of a change in accounting principle. In addition, in the first quarter of 2002, the Company recognized an after-tax extraordinary charge of $4.7 million on the early retirement of debt. As a result of the adoption of FASB Statement No. 145, effective January 1, 2003, such loss on the early retirement of debt does not meet the definition of an extraordinary item and, therefore, the Sales and Earnings summary for the first quarter of 2002 was restated to reclassify the pre-tax charge of $7.2 million to a separate line item of pre-tax income. The tax benefit of $2.5 million related to this charge has been reclassified and is included in "Income taxes."




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                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                 SALES AND EARNINGS (Unaudited) - (Continued)
                                  (Millions)



                                                             First Quarter
                                                      ------------------------
                                                         2003          2002
                                                      -----------   ----------
Supplemental Business Segment Information:

Net sales (1):
     Specialty Chemicals.............................. $   157.9     $   159.6
     Industrial Chemicals.............................      49.2          35.5
     Mineral Products.................................      25.5          24.0
                                                       ---------     ---------
Net sales............................................. $   232.6     $   219.1
                                                       =========     =========
Operating income (1):
     Specialty Chemicals.............................. $    33.3     $    25.4
     Industrial Chemicals.............................      (2.7)          2.7
     Mineral Products.................................       4.0           5.7
                                                       ---------     ---------
     Total segment operating income...................      34.6          33.8
     Unallocated corporate office.....................       0.1             -
                                                       ---------     ---------
Operating income....................................   $    34.7     $    33.8
                                                       =========     =========

Depreciation and amortization of intangible assets..   $    15.0     $    14.1
Capital Expenditures................................   $     9.7     $     8.8


(1) Effective January 1, 2003, the Company changed the composition of its reportable segments to be consistent with the current structure of the Company's businesses. Over the last several years, the Company has focused its efforts on its higher margin consumer-oriented businesses while deemphasizing its low margin industrial business. Consistent with that business focus, the Company will now report three business segments:
       Specialty Chemicals, Industrial Chemicals and Mineral Products. The Company's Specialty Chemicals segment will consist of the personal care, pharmaceutical, food, beverage, performance chemicals and fine chemicals product lines. Sales and operating income by business segment for the quarter ended March 31, 2002 have been restated to conform with the 2003 presentation.

                    INTERNATIONAL SPECIALTY HOLDINGS INC.
                SALES AND EARNINGS (Unaudited) - (Continued)
                                 (Millions)



                                                              First Quarter
                                                         ----------------------
                                                            2003         2002
                                                         ----------   ---------
Reconciliation of non-GAAP financial measures:

Operating income per GAAP............................... $    34.7    $    33.8
Non-GAAP adjustments:
     Less: Other operating (gains) charges(1)...........       1.5         (2.8)
                                                         ---------    ---------
Operating income, as adjusted........................... $    36.2    $    31.0
                                                         =========    =========



Supplemental Business Segment Information:
Operating income:
     Operating Income per GAAP-Specialty Chemicals...... $    33.3    $    25.4
     Non-GAAP adjustments...............................       1.1         (2.8)
                                                         ---------    ---------
     Operating Income-Specialty Chemicals as adjusted... $    34.4    $    22.6
                                                         =========    =========

     Operating Income per GAAP-Industrial Chemicals..... $    (2.7)   $     2.7
     Non-GAAP adjustments...............................       0.2            -
                                                         ---------    ---------
     Operating Income-Industrial Chemicals as adjusted.. $    (2.5)   $     2.7
                                                         =========    =========

     Operating Income per GAAP-Mineral Products......... $     4.0    $     5.7
     Non-GAAP adjustments...............................       0.2            -
                                                         ---------    ---------
     Operating Income-Mineral Products as adjusted...... $     4.2    $     5.7
                                                         =========    =========

     Total segment operating income as adjusted......... $    36.1    $    31.0
     Unallocated corporate office per GAAP..............       0.1            -
                                                         ---------    ---------
     Operating income, as adjusted...................... $    36.2    $    31.0
                                                         =========    =========

(1) Non-GAAP adjustments in the first quarter of 2003 included an other operating charge of $1.5 million for stock option payments related to ISP's going private transaction. In 2002, non-GAAP adjustments included an other operating gain of $2.8 million related to a contract termination.